                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                               TO CURRENT REPORT

                                       on

                                   FORM 8-K/A

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): OCTOBER 31, 1996

                                  APPLIX, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                 MASSACHUSETTS
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



       0-25040                                       04-2781676
------------------------                ---------------------------------
(Commission File Number)                (IRS Employer Identification No.)




112 TURNPIKE ROAD, WESTBORO, MASSACHUSETTS                01581-2831
--------------------------------------------------------------------------------
  (Address of principal executive offices)                  (Zip Code)


                                (508) 870-0300
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, including area code)


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

     The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K, dated October 31, 1996, which excluded certain financial statements because they were not available at the time of filing, to read in its entirety as follows:

Item 7. Financial Statements and Exhibits
        ---------------------------------

     (a) Financial statements of business acquired.

         See pages 4 through 16 hereof.

     (b) Pro forma financial information.

         See pages 17 through 21 hereof.

     The unaudited pro forma consolidated balance sheet was prepared as if the acquisition had occurred on September 30, 1996. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 were prepared as if the acquisition had taken place on January 1, 1995.

     The unaudited pro forma financial information was prepared utilizing the accounting policies of the respective companies. The policies of the Company are consistent with those of Sinper Corporation. The unaudited pro forma financial information reflects the allocation of the purch price in accordance with generally accepted accounting principles.

     For the purposes of this presentation, these pro forma adjustments have been made to the results of operations and balance sheet to provide information as to how the acquisition might have affected the statement of operations and balance sheet. This unaudited pro forma financial information does not purport to be indicative of the results of operations that would have been obtained if the operations had been combined as of the beginning of the period presented, and is not intended to be a projection of future results.

     (c) Exhibits.

         See Exhibit Index attached hereto at page 22.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




APPLIX, INC.
------------------------------------------
(Registrant)



/s/ Patrick J. Scannell, Jr.
------------------------------------------
Patrick J. Scannell, Jr.
  Vice President, Finance & Administration,
  Chief Financial Officer and Treasurer




January 14, 1997
------------------------------------------
Date

                               Sinper Corporation

                              Financial Statements

                                 April 30, 1996

                               SINPER CORPORATION
                              FINANCIAL STATEMENTS
                                 APRIL 30, 1996


                                    CONTENTS


Independent Auditors' Report

Balance Sheet

Statement of Income and Retained Earnings

Statement of Cash Flows

Notes to the Financial Statements

Statement of Costs of Sales and Selling, General and
Administrative Expenses
gustavo e. casado, certified public accountant



                     Independent Auditors' Report
                     ----------------------------

To The Directors of Sinper Corporation

We have audited the accompanying balance sheet of Sinper Corporation (a Florida corporation) as of April 30, 1996 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinper Corporation as of April 30, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of Sinper Corporation. The accompanying statement of costs of sales and selling, general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                           /s/ Gustavo E. Casado

Miami, Florida
June 14, 1996

                              SINPER CORPORATION

                                BALANCE SHEET
                                APRIL 30, 1996

                ASSETS

Current assets
--------------
  Cash and cash equivalents                                     $  990,600
  Accounts receivable, less allowance for doubtful accounts        348,881
    of $40,100
  Marketable Securities                                            302,457
  Deferred income taxes                                            349,000
  Prepaid Royalties                                                155,172
                                                                ----------
    Total Current Assets                                         2,146,110

Property and equipment - net                                        73,097

Other Assets
------------
  Intangibles                                                       37,517
  Security Deposits                                                 10,500
                                                                ----------
    Total other assets                                              48,017
                                                                ----------
    Total assets                                                $2,267,224
                                                                ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
-------------------
  Accounts payable and accrued expenses                         $  271,998
  Income taxes payable                                             459,688
  Deferred royalties                                             1,125,000
                                                                ----------
    Total current liabilities                                    1,856,686
                                                                ----------

Stockholders' equity:
---------------------
  Preferred stock                                                  212,500
  Common Stock                                                      11,014
  Retained Earnings                                                187,024
                                                                ----------
    Total stockholders' equity                                     410,538
                                                                ----------
    Total liabilities and stockholders' equity                  $2,267,224
                                                                ==========


       The accompanying notes are an integral part of the consolidated financial statements.

                          SINPER CORPORATION
               STATEMENT OF INCOME AND RETAINED EARNINGS
                   FOR THE YEAR ENDED APRIL 30, 1996

Revenues

  Net Sales                                            $1,979,176
  Royalties                                               350,000
                                                       ----------
                                                        2,329,176

Costs and Expenses

  Costs of sales                                          656,328
  Selling, general and administrative                   1,670,440
  Depreciation                                             20,827
                                                       ----------
    Total expenses                                      2,347,595
                                                       ----------

Loss from Operations                                      (18,419)
  Interest Income                                          25,412
                                                       ----------
Income Before Provision for Income Taxes                    6,993

Provision for Income Taxes
  Currently Payable                                      (466,000)
  Deferred Benefit                                        492,000
                                                       ----------
                                                           26,000
                                                       ----------
                                                           32,993

Net Income
  Retained earnings -- May 1, 1995                        176,088
  Dividends paid                                          (22,057)
                                                       ----------
  Retained Earnings -- April 30, 1996                  $  187,024
                                                       ==========


  The accompanying notes are an integral part of this statement.

                              SINPER CORPORATION


                           STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED APRIL 30, 1996

Increased (Decrease) in Cash and Cash Equivalents
-------------------------------------------------

Cash flows from operating activities
------------------------------------
Net income                                                      $   32,993
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation                                                    20,827
    Change in assets and liabilities:
      Decrease in accounts receivable                               20,859
      Increase in deferred income taxes                           (492,000)
      Increase in prepaid royalties                               (155,172)
      Increase in intangibles                                      (14,802)
      Increase in deposits                                          (5,500)
      Increase in accounts payable and accrued expenses            253,760
      Increase in income taxes payable                             454,715
      Increase in deferred royalties                             1,125,000
                                                                ----------
          Net cash provided by operating activities              1,240,680
                                                                ----------

Cash flows from investing activities:
-------------------------------------

Investing activities:
    Purchase of marketable securities                             (302,457)
    Acquisitions of property and equipment                         (79,082)
                                                                ----------
          Net cash used in investing activities                   (381,539)

Cash flows from financing activities:
-------------------------------------
    Dividends paid                                                 (22,057)
                                                                ----------

Net increase in cash and cash equivalents                          837,084

Cash and cash equivalents at May 1, 1995                           153,516
                                                                ----------
Cash and cash equivalents at April 30, 1996                     $  990,600
                                                                ==========


Supplemental disclosures of cash flows information:
---------------------------------------------------
Cash paid during the year for interest                                none
Cash paid during the year for income taxes                            none



        The accompanying notes are an integral part of this statement.

                              SINPER CORPORATION

                      NOTES TO THE FINANCIAL STATEMENTS
                                APRIL 30, 1996

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------
The Company developed proprietary On Line Analytical Processing software
(OLAP) known as TM1 that works in conjunction with various spreadsheet programs and supports decision tasks including planning, budgeting, profitability analysis, product line analysis and financial information systems. The Company markets TM1 worldwide primarily through licensed resellers as well as licensing its technology for use in other OLAP systems implementations.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents for purposes of the statement of cash flows.

At April 30, 1996, the Company maintained substantially all of its cash and cash equivalents in two accounts with a large financial institution. These deposits were not covered by federal deposit insurance. In lieu of such coverage, the financial institution maintains insurance for the protection of customer funds.

Revenue Recognition
-------------------
Revenue from sales is recognized when products are shipped to customers. Royalty revenues are recognized when earned or according to the provisions of the underlying licensing agreements.

Software Development Costs
--------------------------
The Company's policy is to charge software development costs to operations until technological feasibility is established. Thereafter, the costs of producing product masters are capitalized. The amortization of the capitalized costs commences when the products are ready for general release to customers. Quality control, revisions and update costs are not considered software development costs and are charged to operations.

The development costs of the product masters for the Company's current generation of software were not significant and were charged to operations in prior years.

Inventories
-----------
The Company's products are assembled generally as needed for shipment. Accordingly, inventories at year end were not significant.

                               SINPER CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 1996



Property, Equipment and Depreciation
------------------------------------
Property and equipment is stated at cost. Depreciation for financial reporting purposes is provided on the straight-line basis over the estimated useful lives of the respective assets, generally five years. For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system.


Intangibles
-----------
Intangibles are stated at acquisition cost and consist of legal costs related to patent applications. Patents will be amortized on the straight-line basis over the legal lives of the patents when granted.


Income Taxes
------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or deferred related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting purposes. The Company prepares its tax returns on the cash basis of accounting. Deferred taxes represent the future consequences of differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting standards requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 -- MARKETABLE SECURITIES

Marketable securities consist of a U.S. Treasury note, at 7%, maturing in September 1996. The Company intends to hold this security to maturity and as a result it is carried at amortized cost. The security is held by a financial institution and is fully insured. At April 30, 1996, the carrying and fair values of the security were $302,457 and $302,016, respectively. Fair value was determined based on published market quotations as of April 30, 1996.

NOTE 3 -- PROPERTY AND EQUIPMENT


At April 30, 1996, property and equipment consisted of the following:
Office and computer equipment          $117,301
Furniture and fixtures                   38,746
                                        -------
          Total                         156,047
Less accumulated depreciation            82,950
                                        -------
                                       $ 73,097
                                       ========


                              SINPER CORPORATION


                      NOTES TO THE FINANCIAL STATEMENTS
                                APRIL 30, 1996


NOTE 4 - CAPITAL STOCK

The Company has authorized 20 million shares of $0.001 par value common stock and 5 million shares of $0.01 par value preferred stock, Class A "convertible". At April 30, 1996, there were issued and outstanding 11,013,752 common stock shares and 1,700,000 preferred stock shares.

The preferred shares are convertible into common stock on a share per share basis at the option of the holder and have a liquidation preference of $0.125 per share.

NOTE 5 - RELATED PARTY

Two of the Company's shareholders are licensed resellers of the Company's products. During the year ended April 30, 1996, sales to these shareholders totalled $128,142 and $92,814, respectively. The sales were made in accordance with standard sales and credit terms. At April 30, 1996, accounts receivable included $2,425 and $42,205 outstanding from these shareholders, respectively.

NOTE 6 - MAJOR CUSTOMERS

During the year ended April 30, 1996, sales to three major customers totaled $1,059,115 or 53% of total sales. At year-end, the amount due from the three major customers totaled $171,744 or 45% of net accounts receivable.

NOTE 7 - DEFERRED ROYALTY REVENUE

In November 1995, the Company granted a non-exclusive, worldwide, perpetual license to use and distribute the Company's OLAP software, in source code and object form, to a software vendor unrelated to the Company. The licensing agreement provided for royalties of 15% of revenues derived by the licensee from the use of the software and for the payment of a certain deposit to be applied to future royalties due the Company. On the later of January 1, 2001, or the first date that the licensee has paid royalties of $4 million, the licensee will be deemed to have a fully-paid license in perpetuity and no other royalties will be due and the Company will have no additional software support responsibilities.

At April 30, 1996, the Company had received deposits totaling $1.375 million of which it recognized as revenue the non-refundable portion of $250,000.

NOTE 8 - TERRITORIAL ROYALTIES EXPENSE

The Company has granted exclusive licenses or distribution rights within certain geographical areas to two resellers. The first arrangements is described herein, the other arrangement is described in Note 9 below.

One reseller has exclusive distribution rights in Europe except for Germany, Austria and German-speaking Switzerland, where the rights are non-exclusive. Under the agreement, the Company is required to pay royalties to this reseller on sales made by others within the exclusive territories equivalent to 50% on sales of standard products and 25% on sales of non-standard products. In addition, the Company is required to pay royalties of 20% on sales made by others within the non-exclusive territories. The agreement expires on October 31, 1997. The Company has the right to terminate the exclusive distribution rights should the reseller not fulfill specified minimum sales quotas.

                               SINPER CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 1996

NOTE 9 -- PREPAID ROYALTIES EXPENSE

In November 1995, the Company executed an agreement terminating previously granted exclusive distribution rights to a reseller. The agreement provides for royalties to be paid on revenues received by the Company from customers outside the United States, Canada and Sweden during the three years ending March 1999. The royalty payments will be based on 25%, 20% and 15% of revenues received during the first, second and third year, respectively.

In accordance with the termination agreement, the Company paid $100,000 to and credited $143,337 in receivables due from the reseller. Of these amounts, $155,172 was recorded as prepaid royalties and $88,165 was charged to operations.

NOTE 10 -- DEFERRED INCOME TAXES

Deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities, measured using enacted tax rates.

At April 30, 1996, net deferred tax assets of $349,000 arose primarily from temporary differences related to the recognition of deferred royalties, accounts receivable and payable and depreciation expense.

NOTE 11 -- PENSION PLANS

The Company maintains a qualified deferred compensation plan and a defined contribution pension plan covering substantially all employees. Company and employee contributions to either plan are voluntary. For the year ended April 30, 1996, the Company elected to contribute $11,102 to the pension plan consisting of 3% of covered compensation.

NOTE 12 -- COMMITMENTS

The Company leases its facilities under a noncancelable operating lease expiring in March 1997. At April 30, 1996, the minimum rental commitments under this lease totaled $63,800. The lease has a one year month-to-month renewal option. The Company will be liable to the landlord for $23,400 for costs of modifying the premises if the second year option is not exercised. These costs are to be amortized at $1,950 per month during the option year. During the year ended April 30, 1996, $50,885 was charged as rent expense to operations.

The Company entered into several operating leases for telephone equipment, computers, office equipment and an automobile driven by an officer. The remaining lease obligations for each of the next five years and in the aggregate are as follows:

       1997              $19,914
       1998               14,754
       1999                8,159
       2000                6,794
       2001                4,528
                         -------
                         $54,149
                         =======

                              SINPER CORPORATION


                      NOTES TO THE FINANCIAL STATEMENTS
                                APRIL 30, 1996


NOTE 13 - SUBSEQUENT EVENTS

At April 30, 1996, the Company was negotiating stock option agreements with four of its executives. The agreements had not be finalized as to the date of this report.

Subsequent to year-end, the Company accepted certain terms and conditions for a proposed issuance of additional convertible preferred stock. An investment company proposed to provide a capital infusion of $2.5 million to be used for working capital purposes. The significant terms and conditions include anti-dilution provisions, appointment of a member to the board of directors, limiting the board to five members, assigning voting rights to the preferred shares equal to the rights of common stock shares, specified participation and co-sale rights, and significant preference entitlements in the event of the liquidation, sale or merger of the Company.

Also subsequent to year-end, the Company entered into negotiations for licensing its OLAP software products to an unrelated software distributor for inclusion in the distributor's own line of software products. Under the agreement, the Company is to develop compatible versions of its TM1 products. The distributor would have non-exclusive worldwide rights to use, distribute and sublicense the object code of existing and future TM1 products under its own name and trademarks. The proposed agreement requires the distributor to advance $1 million to the Company within one year, payable in four installments of $250,000 beginning with the signing of the agreement. The advanced monies will be offset against earned future royalties and may become refundable or be forfeited by failures of either party to meet specified conditions, such as product delivery and performance.

                          SUPPLEMENTARY INFORMATION

                              SINPER CORPORATION

               STATEMENT OF COSTS OF SALES AND SELLING GENERAL
                         AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED APRIL 30, 1996

Cost of Sales
-------------

Territorial royalties                                           $  201,420
Materials                                                          127,160
Telemarketing                                                       86,446
Trade shows                                                         84,549
Sales commissions                                                   51,216
Quality control services                                            47,000
Shipping                                                            32,528
Equipment purchased for resale                                      23,623
Credit card charges                                                  2,386
                                                                ----------
                                                                $  656,328
                                                                ==========


Selling General and Administrative Expenses:
--------------------------------------------

Salaries, payroll taxes and benefits                            $  802,706
Consultants                                                        132,287
Marketing costs                                                    101,366
Marketing materials                                                103,181
Travel and entertainment                                            91,454
Legal Fees                                                          77,792
Public relations                                                    64,780
Rent                                                                50,885
Advertising                                                         48,738
Provision for doubtful accounts                                     40,100
Telephone                                                           32,720
Office expense and supplies                                         31,583
Insurance                                                           21,451
Investment banking fees                                             25,479
Auditing and accounting                                             22,600
Automobile                                                           9,397
License and taxes                                                    4,457
Utilities                                                            4,082
Dues and subscriptions                                               2,323
Equipment leasing                                                    2,632
Bank charges                                                           427
                                                                ----------
                                                                $1,670,440
                                                                ==========


        The accompanying notes are an integral part of this statement.

                             UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL STATEMENTS


                                      OF

                                 APPLIX, INC.

                                                   APPLIX, INC.
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 1996
                                                  (IN THOUSANDS)

                                                                         PRO FORMA               PRO FORMA
                                            APPLIX, INC.   SINPER CORP.    ADJS.       REF       ADJUSTED
                                            ------------   ------------  ---------     ---       ---------
     ASSETS
     ------
Current assets:
  Cash and cash equivalents                   $26,050        $  655       $ (5,000)    (3)       $ 21,705
  Accounts receivable, net                      7,648           457                                 8,105
  Other current assets                          2,108           108                                 2,216
  Deferred Tax Asset                            4,168           572                                 4,740
                                              -------        ------       --------               --------
    Total current assets                       39,974         1,792         (5,000)                36,766

Property and equipment, at cost                 8,694           175            (87)    (5)          8,770
                                                                               (12)    (3)
Less accumulated amortization and
depreciation                                   (4,853)          (87)            87     (5)         (4,853)
                                              -------        ------       --------               --------
  Net property and equipment                    3,841            88            (12)                 3,917
Capitalized software costs, net                   319            --                                   319
Other assets                                      972            48            471     (3)          1,491
                                              -------        ------       --------               --------
    Total assets                              $45,106        $1,928       $ (4,541)              $ 42,493
                                              =======        ======       ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Accounts payable                            $ 1,482        $  214       $     --               $  1,696
  Accrued liabilities                           8,171           206          1,500     (3)          9,877
  Deferred revenue                              6,852         1,019             --                  7,871
                                              -------        ------       --------               --------
    Total current liabilities                  16,505         1,439          1,500                 19,444

Stockholders' equity:
  Preferred Stock                                  --           212           (212)    (4)             --
  Common Stock                                     25            11            (11)    (4)             25
  Capital in excess of par value               32,671            --          5,000                 37,671
  Accumulated deficit                          (2,891)          266           (266)    (4)        (13,443)
                                                                           (10,552)    (2)
  Treasury stock                                 (933)           --             --     (4)           (933)
  Foreign currency translation adjustment        (271)           --                                  (271)
                                              -------        ------       --------               --------
    Total stockholders' equity                 28,601           489         (6,041)                23,049
                                              -------        ------       --------               --------
    Total liabilities and stockholders'
    equity                                    $45,106        $1,928       $ (4,541)              $ 42,493
                                              =======        ======       ========               ========



    The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                           (IN THOUSANDS)
                                                         PRO-            PRO-
                                 APPLIX,     SINPER     FORMA           FORMA
                                  INC.        CORP.     ADJS.   REF   ADJUSTED
                                 -------     ------     -----   ---   --------
License revenue                  $26,097     $2,107     $ --           $28,204
Service revenue                   10,161         --                     10,161
                                 -------     ------     ----           -------
  Total revenues                  36,258      2,107       --            38,365

Cost of license revenue            1,714        605                      2,319
Cost of service revenue            3,623         86                      3,709
                                 -------     ------     ----           -------
  Gross margin                    30,921      1,416       --            32,337

Operating expenses:
  Selling and marketing           15,491      1,116                     16,607
  Research and development         4,709        572       72    (1)      5,353
  General and administrative       2,487        580                      3,067
                                 -------     ------     ----           -------
  Total operating expenses        22,687      2,268       72            25,027
                                 -------     ------     ----           -------
Operating income                   8,234       (852)     (72)            7,310
Interest income (expense), net       985         45                      1,030
                                 -------     ------     ----           -------
Net income (loss) before
 income taxes                      9,219       (807)     (72)            8,340

Provision for Income taxes
  Current (benefit) payable        3,226       (237)                     2,989
  Deferred (benefit) payable          --         10                         10
                                 -------     ------     ----           -------
Provision for Income taxes         3,226       (227)                     2,999
                                 -------     ------     ----           -------
Net income (loss)                $ 5,993     $ (580)    $(72)          $ 5,341
                                 =======     ======     ====           =======
Net income per common and
 common equivalent share
 (see Note C)                    $  0.56                               $  0.49
                                 =======                               =======
Weighted average common
 and common equivalent
 shares outstanding               10,707                                10,859
                                 =======                               =======



The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                                  APPLIX, INC.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                         TARGET       PRO-                PRO-
                                            APPLIX,     SYSTEMS       FORMA               FORMA
                                             INC.        CORP.        ADJS.       REF    ADJUSTED
                                           -------      --------     --------     ---    --------
License revenue                            $23,682       $2,219      $     --            $ 25,901
Service revenue                              8,661           --                             8,661
                                           -------       ------      --------            --------

    Total revenues                          32,343        2,219            --              34,562

Cost of license revenue                      2,446          271                             2,717
Cost of service revenue                      3,382           --                             3,382
                                           -------       ------      --------            --------

    Gross margin                            26,515        1,948            --              28,463

Operating expenses:
    Selling and marketing                   14,316          573            --              14,889
    Research and development                 4,180          382            96     (1)       4,658
    General and administrative               2,481          325            --               2,806
    In Process Research & Development        6,200           --        10,552     (2)      16,752
                                           -------       ------      --------            --------

    Total operating expenses                27,177        1,280        10,648              39,105
                                           -------       ------      --------            --------

Operating income (loss)                       (662)         668       (10,648)            (10,642)
Interest income (expense), net               1,326           13            --               1,339
                                           -------       ------      --------            --------

Net income (loss) before income taxes          664          681       (10,648)             (9,303)

Provision for Income taxes
   Current (benefit) payable                 4,168          143                             4,311
   Deferred (benefit) payable               (4,168)        (178)                           (4,346)
                                           -------       ------      --------            --------
                                                --          (35)                              (35)
                                           -------       ------      --------            --------

Net income (loss)                          $   664       $  716      $(10,648)           $ (9,268)
                                           =======       ======      ========            ========

Net income (loss) per common and common
equivalent share (see Note C)              $  0.07                                       $  (0.90)
                                           =======                                       ========

Weighted average common and common
equivalent shares outstanding               10,184                                         10,336
                                           =======                                       ========



     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                                 APPLIX, INC.
                         NOTES TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL STATEMENTS


ADJUSTMENT REFERENCES:


(1) COMPLETED TECHNOLOGY-OLAP
      The current Sinper completed technology runs on a PC platform and is written in Visual basic. The income forecast method was used in the valuation of the completed technology by discounting the present value of the projected cash flows generated by this product over its remaining economic life. The completed technology will be amortized over a 5 year period during which time Applix will continue to sell the product. The annual amortization will be approximately $96,000.

(2) IN-PROCESS R&D TECHNOLOGY
      The Company intends to expend significant research and development effort to create a new product that is run on a 32 bit UNIX platform based on the acquired technology. The Company considers this UNIX based technology to be in-process research and development for the following reasons: 1) the current product is not what Applix expects to ultimately market; 2) the product must be rewritten to run on the new UNIX platform; and 3) there is not a detailed design for the product that is to be developed. This UNIX based in-process technology does not qualify for capitalization under SFAS 86. The income forecast method was used in the valuation of this technology. Due to the time and effort necessary to complete the development of this UNIX product, and numerous uncertainties related to the successful development of the product at the time of the acquisition, the proper accounting treatment is to immediately expense $10,552,000 of the purchase price as in-process R&D technology.

(3) ALLOCATION OF THE PURCHASE PRICE
      The aggregate purchase price ($11.5 million) of Sinper consists of cash of $5.0 million and common stock valued at $5.0 million and the estimated acquisition costs of approximately $1.5 million. Since the combined valuation of the completed technology (PC based), in-process R&D technology (UNIX based), and net book value of assets acquired exceeds the purchase price, the difference is allocated as negative goodwill. The following shows the allocation of the purchase price:

                   Completed Technology             $   471
                   In-Process R&D Technology         10,552
                   Net Book Value of Assets             477
                                                    -------
                     Aggregate Purchase Price       $11,500
                                                    =======

(4) THE CAPITAL ACCOUNTS OF SINPER HAVE BEEN ELIMINATED.

(5) THE FIXED ASSET COST IS ADJUSTED TO NET BOOK VALUE AND ACCUMULATED DEPRECIATION IS ELIMINATED.

                                 Exhibit Index
                                 -------------

Exhibit
Number                       Description
------                       -----------

 2.1*     Agreement and Plan of Merger dated as
          of October 17, 1996 by and among the
          Registrant, Applix Acquisition Corp.
          and Sinper Corporation. For a list of
          omitted Exhibits and Schedules, see
          page (iii) of the Table of Contents to
          the Agreement and Plan of Merger. The
          Registrant will furnish a copy of any
          omitted exhibit or schedule to the
          Securities and Exchange Commission
          upon request.

23.1      Consent of Gustavo E. Casado, Certified Public Accountants

------------------------
* Included as an exhibit to the Company's Current Report on Form 8-K, dated October 31, 1996.